Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-127634, 333-127842, 333-130354, 333-131472, 333-138047, 333-140432, 333-159098, 333-160356, 333-175045 and 333-177223) of NuVasive, Inc.,

(2) Registration Statement (Form S-8 No. 333-116546) pertaining to the 1998 Stock Option/Stock Issuance Plan, 2004 Equity Incentive Plan, and 2004 Employee Stock Purchase Plan of NuVasive, Inc., and

(3) Registration Statement (Form S-8 Nos. 333-149478 and 333-172465) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of NuVasive, Inc.;

of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedule of NuVasive, Inc. and to the effectiveness of internal control over financial reporting of NuVasive, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

San Diego, California

February 24, 2012